CHAPMAN & FLANAGAN, LTD.
                   A Professional Legal Corporation
Daniel G. Chapman                                    Herbert M. Jacobi*
Sean P. Flanagan                                         Of Counsel
                                                       * Not licensed
                                                         in Nevada

                             March 2, 2001

Board of Directors
Global Industrial Services, Inc.
14th Floor, 609 Granville Street
Vancouver, B.C. Canada
V6Y 1G5

Gentlemen;

We have acted as securities counsel for Global Industrial, Inc. ("Global Industrial" or the "Company"). You have asked us to render this opinion to Global Industrial.

You have advised that:

  1. Global Industrial is current in its reporting responsibilities to the Securities and Exchange Commission as mandated by the Securities Exchange Act of 1934, as amended
  2. Daniel G. Chapman and Sean P. Flanagan have acted and will continue to act as legal counsel on behalf of the Company.
  3. In their capacity as legal counsel, the above-named individuals have provided bona-fide services to the Company which are not in relation to the offer or sale of securities in a capital-raising transaction, and which did not either directly or indirectly promote or maintain a market for Global Industrial securities.
  4. Reg Berry, Stuart Brazier and Arshad Shah have acted and will continue to act as consultants on behalf of the Company.
  5. In their capacity as consultants, the above-named individuals have provided bona-fide services to the Company which are not in relation to the offer or sale of securities in a capital-raising transaction, and which did not either directly or indirectly promote or maintain a market for Global Industrial securities.
  6. Global Industrial has agreed to issue its common stock to the above-named individual as compensation for his services on behalf of Global Industrial.
  7. The shares to be issued to these individuals is pursuant to corporate resolution and the approval of the Board of Directors of Global Industrial. These shares shall be registered pursuant to a Registration Statement on Form S-8 and the shares to be issued for Daniel G. Chapman, Sean P. Flanagan, Stuart Brazier and Arshad Shah may be issued without restrictive legend.

2080 East Flamingo Road, Suite 112  Las Vegas, Nevada 89119  (702) 650-
                    5660  Facsimile (702) 650-5667

Chapman & Flanagan, Ltd.
Attorneys at Law

Board of Directors

March 2, 2001
Page -2-

  8. In connection with this opinion, we have discussed with the Company that an "affiliate," as defined by Rule 144 as promulgated under the Act, is ".a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by or is under the common control with such issuer." The discussion also encompassed the fact that the Company is deemed to be an "issuer" for purposes of the above-mentioned definition.
  9. In summary, Rule 144 applies to affiliates (that is, control persons) and non-affiliates when they resell restricted securities purchased from the issuer or from an affiliate of the issuer in nonpublic transactions. Non affiliates reselling restricted securities, as well as affiliates selling restricted or non-restricted securities, are not considered to be engaged in a distribution and, therefore, are not deemed to be underwriters as defined in Section 2(11) if the following six conditions are met:

     (1) Adequate current public information must be available about the issuer unless sales are limited to those made by non-affiliates after two years.


     (2) When restricted securities are sold, generally there must be a one-year holding period.


     (3) When either restricted securities or non-restricted securities are sold by an affiliate after one year, there are limitations on the amount of securities that may be sold; when restricted securities are sold by non-affiliates between the first and second years, there are identical limitations: after two years, there are no volume limitations for re-sales by non-affiliates.

     (4) Except for sales of restricted securities made by non-affiliates after two years, all sales must be made in brokers' transactions as defined in Section 4(4) of the 1933 Act.

     (5) Except for sales of restricted securities made by non-affiliates after two years, a notice of proposed sale must be filed for all sales in excess of 500 shares or with an aggregate sales price in excess of $10,000.


     (6)  There must be a bona fide intention to sell.


  10. Predicated upon the representations from the Company and the law existing as of the date hereof, Reg Berry appears to be an affiliate. The shares, when issued to Reg Berry shall be deemed "restricted securities" pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act"), and may not be traded other than pursuant to Rule 144.

2080 East Flamingo Road, Suite 112  Las Vegas, Nevada 89119  (702) 650-
                    5660  Facsimile (702) 650-5667

Chapman & Flanagan, Ltd.
Attorneys at Law

Board of Directors

March 2, 2001
Page -3-

We have read such documents as have been made available to us. For purposes of this opinion, we have assumed the authenticity of such documents.

Based on the accuracy of the information supplied to us, it is our opinion that Global Industrial may avail itself of a Registration
Statement on Form S-8, and is qualified to do so. It is our further opinion that the above-named individuals are proper persons qualified to receive shares which are registered in a Registration Statement on Form S-8.

We consent to the use of this letter in the Registration Statement filed on Form S-8.

                                        Sincerely,



                                        /s/ Chapman & Flanagan, Ltd.
                                        Chapman & Flanagan, Ltd.



























2080 East Flamingo Road, Suite 112  Las Vegas, Nevada 89119  (702) 650-
                    5660  Facsimile (702) 650-5667